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                                                                     Exhibit 8.1


         The following list shows all the subsidiaries of Enodis plc, as of February 15, 2001, except for inactive subsidiaries, those used only as vehicles to hold non-operating assets and those which, in the aggregate, are not significant.


                                                                Country of
         Significant Subsidiaries                               Incorporation     Percentage Held
         ------------------------                               -------------     ---------------

         Food equipment
         --------------

         Aladdin Temp-Rite Canada, Inc.                         Canada            100%
         Aladdin Temp-Rite LLC                                  USA               100%
         Aladdin Temp-Rite Pty. Ltd.                            Australia         100%
         Aladdin Temp-Rite Puerto Rico Inc.                     Puerto Rico       100%
         Austral Refrigeration Pty. Ltd.                        Australia         100%
         Belshaw Bros., Inc.                                    USA               100%
         Castel MAC S.p.A.                                      Italy             100%
         Cleveland Range, Inc.                                  USA               100%
         Cleveland Range Ltd.                                   Canada            100%
         Convotherm Elektrogerate GmbH                          Germany           91%
         Convotherm Limited                                     England           91%
         Convotherm Singapore Pte Ltd.                          Singapore         91%
         Cowley Refrigeration Ltd.                              New Zealand       60%
         Enodis Corporation                                     USA               100%
         Enodis Deutschland GmbH                                Germany           100%
         Enodis France SA                                       France            100%
         Enodis Group Limited                                   England           100%
         Enodis Holdings Limited                                England           100%
         Enodis Iberia SA                                       Spain             100%
         Enodis UK Limited                                      England           100%
         Frimont S.p.A                                          Italy             100%
         Frymaster L.L.C.                                       USA               100%
         Garland Commercial Industries, Inc.                    USA               100%
         Garland Commercial Ranges, Limited                     Canada            100%
         Guyon Productions SA                                   France            100%
         Hartek Awagem Vertriebsges m.b.H.                      Austria           100%
         Hartek Beverage Handling GmbH                          Germany           100%
         Jackson MSC Inc.                                       USA               100%
         Kysor Industrial Corporation                           USA               100%
         Kysor//Warren Australia Pty. Ltd.                      Australia         100%
         Lincoln Foodservice Products, Inc.                     USA               100%
         Merco/Savory, Inc.                                     USA               100%
         Merrychef Holdings Limited                             England           100%
         Mile High Equipment Company                            USA               100%
         New Ton Food Equipment Co. Ltd.                        Thailand          100%
         Scotsman Beverage Systems Limited                      England           100%
         Scotsman Group Inc.                                    USA               100%
         Scotsman Ice Systems (Shanghai) Company Ltd            China             100%
         Technyform Production SA                               France            100%
         Temp-Rite International GmbH                           Germany           100%
         Temp-Rite International Holding B.V.                   Netherlands       100%
         Temp-Rite International SA                             France            100%
         Temp-Rite Kft                                          Hungary           100%
         The Delfield Company                                   USA               100%

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
         VentMaster (Europe) Limited                            England           100%
         Viscount Catering Limited                              England           100%
         Welbilt Manufacturing (Thailand) Ltd.                  Thailand          50%
         Welbilt Walk-Ins, L.P.                                 USA               100%
         Whitlenge Drink Equipment, Limited                     England           100%

         Property
         --------

         Enodis Property Developments Limited                   England           100%
         Enodis Investments Limited                             England           100%